EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS
              -----------------------------------------------

                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         FIRST QUARTER, 1997





PRIMARY COMPUTATION
-------------------


Net earnings per statement of earnings                      $   15.8
                                                            ========

Weighted average number of common
shares outstanding                                              44.8

Weighted average number of common
stock equivalents                                                 .5
                                                            --------

Weighted average number of common
shares, as adjusted                                             45.3
                                                            ========

Primary earnings per common share                           $    .35
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             FIRST QUARTER, 1997




FULLY DILUTED COMPUTATION
-------------------------


Net earnings per statement of earnings                          $ 15.8


Weighted average number of common
shares outstanding used for primary computation                   44.8

Weighted average number of common
stock equivalents                                                   .5
                                                                ------

Weighted average number of common
shares, as adjusted                                               45.3
                                                                ======

Fully diluted earnings per common share                         $  .35  (A)
                                                                ======



(A) This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11). However, fully diluted earnings per share are not stated because they are equal to primary earnings per common share.

                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         FIRST QUARTER, 1996





PRIMARY COMPUTATION
-------------------


Net loss per statement of earnings                         $  (60.7)
                                                           =========

Weighted average number of common
shares outstanding                                              45.6

Weighted average number of common
stock equivalents                                                 --
                                                            --------

Weighted average number of common
shares, as adjusted                                             45.6
                                                            ========

Primary loss per common share                               $ (1.33)
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             FIRST QUARTER, 1996




FULLY DILUTED COMPUTATION
-------------------------


Net loss per statement of earnings                              $ (60.7)

Add:  effect of elimination of after-tax interest expense
      on $140.0 million 8% convertible debentures                   1.7
                                                                --------
Net loss, as adjusted                                           $ (59.0)
                                                                ========

Weighted average number of common
shares outstanding used for primary computation                   45.6

Weighted average number of common
stock equivalents                                                  1.0

Add:  effect of converting $140.0 million
      8% debentures into common stock                              4.3  (A)
                                                                ------
Weighted average number of common
shares, as adjusted                                               50.9
                                                                ======

Fully diluted loss per common share                             $(1.16)  (B)
                                                                =======


(A)Assumes conversion of $140.0 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.